Exhibit 99.1

Gratitude Health, Inc. Announces Filing of Its Annual Report on Form 10-K

MIAMI BEACH, Fla., May 15, 2020 (GLOBE NEWSWIRE) -- Gratitude Health, Inc. (OTCQB: GRTD) (the “Company”) today announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the Securities and Exchange Commission on May 14, 2020 (the “Annual Report”).

The consolidated financial statements contained in the Annual Report consist of the consolidated balance sheets of the Company as of December 31, 2019 and 2018, and the related consolidated statements of operations, consolidated statements of changes in stockholders’ equity (deficit), and consolidated statements of cash flows for the years ended December 31, 2019 and 2018, and related notes, and accordingly do not reflect the acquisition of our new wholly-owned subsidiary, Home Bistro, which was consummated on April 20, 2020, as more fully detailed in the Annual Report and the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2020 (the “April Current Report”).  The audited financial statements of Home Bistro for the fiscal year ended December 31, 2018 and related notes and the unaudited financial statements of Home Bistro for the nine months ending September 30, 2019 and September 30, 2018 were filed as Exhibits 99.2 and 99.3, respectively, to the Company’s April Current Report.  To the extent unaudited pro forma financial information is required to be filed under Item 9.01(b), it will be filed by an amendment to such April Current Report no later than 71 days after the date on which such Current Report on Form 8-K was required to be filed.

A copy of the annual report is available at www.sec.gov. Shareholders may request printed copies of the Annual Report, which includes the Company’s complete audited financial statements, free of charge by mailing: Investor Relations, c/o Gratitude Health, Inc., 4014 Chase Avenue, #212, Miami Beach, FL 33140.

About Gratitude Health, Inc.

On April 20, 2020, the Company announced that it completed the acquisition of Home Bistro, Inc. in an all-stock transaction. The Company plans to change its name to “Home Bistro, Inc.” and request a change to its ticker symbol as soon as possible and upon approval from the Secretary of State of Nevada and the Financial Industry Regulatory Authority.

Please refer to the Company’ Current Report on Form 8-K which contains more detailed information regarding the merger transaction and the Company which was filed with the Securities and Exchange Commission on April 22, 2020.

About Home Bistro, Inc.

Founded in 2014, Home Bistro provides high quality, direct-to-consumer, ready-made gourmet meals at www.homebistro.com and restaurant quality meats and seafood through its Colorado Prime brand.

Forward-Looking Information

This news release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the Company’s growth objectives and industry outlook (as described herein). Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. These forward-looking statements include, among others, statements about Gratitude’s future financial performance, the impact of management changes, any organizational restructuring and the sufficiency of capital resources to fund its ongoing operating requirements; statements about Gratitude’s expectations regarding the capitalization, resources and ownership structure of the combined company; statements about the potential benefits of the transaction; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Gratitude makes due to a number of important factors, including (i) risks related to the ability to realize the anticipated benefits of the transaction, (ii) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations, and (iii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Additionally, the Company undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Contact:

Zalmi Duchman, CEO
zalmi@homebistro.com
Ph: 631.694.1111